Exhibit 99.1

                GLOBAL PARTNERS LP REPORTS FINANCIAL RESULTS FOR
                        FOURTH QUARTER AND FULL YEAR 2005

    WALTHAM, Mass., Feb. 28 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP), one of New England's largest wholesale distributors of distillates, gasoline, and residual oil and bunker fuel to wholesalers, retailers and commercial customers, today announced financial results for the three and twelve months ended December 31, 2005.

    Financial Results for the Three Months Ended December 31, 2005 and 2004

    Net income for the three months ended December 31, 2005 was $9.8 million, or $0.85 per limited partner unit. Net income for the same period in 2004 was $6.8 million.

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended December 31, 2005 were $14.5 million, compared with $9.7 million for the same period in 2004. The financial tables following this release include a reconciliation of net income to EBITDA and cash flows for operating activities to EBITDA for the three and twelve months ended December 31, 2005 and 2004. EBITDA is a non-Generally Accepted Accounting Principles ("non-GAAP") measure explained in greater detail below under "Use of Non-GAAP Financial Measures."

    The Partnership's distributable cash flow for the fourth quarter of 2005 was $9.6 million. The financial tables following this release include a reconciliation of net income to distributable cash flow from October 4, 2005 through December 31, 2005. Distributable cash flow is a non-GAAP financial measure that is explained in greater detail below under "Use of Non-GAAP Financial Measures."

    As a result of an increase in commodity prices, sales for the three months ended December 31, 2005 increased approximately 27% to $1.3 billion from $1.0 billion in the same period of 2004. Sales in the Wholesale segment increased 24% to $1.1 billion from $914 million in the fourth quarter of 2004. Sales in the Commercial segment increased 51% to $139.3 million from $92.0 million in the fourth quarter of 2004.

    For the three months ended December 31, 2005, Global Partners reported combined gross profit of $29.9 million, a 22% increase from $24.6 million in the comparable period of 2004.

    "Higher commodity prices drove year-over-year sales increases in both segments of our business," said Eric Slifka, president and chief executive officer, "while our continued focus on higher margin products resulted in robust gains in gross profit."

    In January 2006, the Board of Directors of the general partner of Global Partners increased the Partnership's cash distribution for the quarter ended December 31, 2005 by 3% to $0.425 per unit. The distribution, which was paid on February 14, 2006, was prorated from the closing of Global Partners' initial public offering on October 4, 2005.

    "During the fourth quarter, we strengthened our financial position by signing an agreement with a nine-bank syndicate, led by Bank of America, to expand our revolving credit facility to $500 million," said Slifka. "In addition, we signed an agreement to acquire a 109,000-barrel refined petroleum products terminal in Bridgeport, Connecticut that will enhance our market share in southern New England. We expect this transaction to close in the second quarter of 2006. Looking ahead, we will continue to pursue strategic and accretive acquisitions, both within and outside of our core geographic markets."

    Financial Results for the Twelve Months Ended December 31, 2005 and 2004

    Net income for the twelve months ended December 31, 2005 was $18.1 million, or $1.57 per limited partner unit. Net income for the same period in 2004 was $17.3 million.

    EBITDA for the twelve months ended December 31, 2005 was $32.9 million, compared with $25.2 million for the same period in 2004. The financial tables following this release include a reconciliation of net income to EBITDA and cash flows for operating activities to EBITDA for the three and twelve months ended December 31, 2005 and 2004.

    Due to increased commodity prices, sales for the twelve months ended December 31, 2005 increased 27% to $4.0 billion from $3.2 billion for the comparable period in 2004. In the Wholesale segment, sales totaled $3.6 billion in 2005, up 26% from $2.9 billion recorded in 2004. Sales in the Commercial segment grew 30% to $423.0 million in 2005 from $324.4 million in 2004.

    For the twelve months ended December 31, 2005, the Partnership's combined gross profit increased 21% to $91.7 million from $75.9 million for the twelve months ended December 31, 2004.

    Financial Results Conference Call

    Management will review Global Partners' fourth-quarter and full-year 2005 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

    Dial-in numbers: (888) 349-5690 (U.S. and Canada)
                     (706) 643-3945 (International)

    One-week Replay: (800) 642-1687 (U.S. and Canada)
                     (706) 645-9291 (International)

    Conference ID: 4378895 (Required for live call and replay)

    The call also will be audio webcast live and archived on the Global Partners' website, http://www.globalp.com.

    Use of Non-GAAP Financial Measures

    Global Partners uses EBITDA as a supplemental financial measure to assess: its compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; its operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. EBITDA is not calculated or presented in accordance with generally accepted accounting principles, or GAAP. EBITDA should not be considered an alternative to net income, operating income, cash flows for operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

    Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flows at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income or any other indicator of the Partnership's performance required by accounting principles generally accepted in the United States. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

                               GLOBAL PARTNERS LP
                 TABLE 1: RECONCILIATION OF NET INCOME TO EBITDA

                                        Three Months Ended            Twelve Months Ended
                                           December 31,                  December 31,
                                    ---------------------------   ---------------------------
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Net income                          $  9,752,061   $  6,758,003   $ 18,101,278   $ 17,309,259
Add:
     Depreciation and
      amortization                       978,878      1,029,927      3,874,827      3,232,284
     Interest expense                  2,791,597      1,891,606      9,960,239      4,700,240
     Income tax expense                  986,287              -        986,287              -
EBITDA                              $ 14,508,823   $  9,679,536   $ 32,922,631   $ 25,241,783

                               GLOBAL PARTNERS LP
        TABLE 2: RECONCILIATION OF CASH FLOWS FOR OPERATING ACTIVITIES TO
                                     EBITDA

                                        Three Months Ended            Twelve Months Ended
                                           December 31,                  December 31,
                                    ---------------------------   ---------------------------
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Cash flows for
 operating
 activities                         $(27,000,162)  $(20,387,976)  $(29,376,319)  $(81,952,544)
Add:
     Increase
      in operating
      assets and
      liabilities                     38,717,388     28,175,906     52,338,711    102,494,087
     Interest
      expense                          2,791,597      1,891,606      9,960,239      4,700,240

EBITDA                              $ 14,508,823   $  9,679,536   $ 32,922,631   $ 25,241,783

                               GLOBAL PARTNERS LP
        TABLE 3: RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW

                                                       Predecessor
                                                         activity
                                                       included in
                                                          Three         Adjusted
                                        Three Months      Months      Three Months
                                           Ended          Ended          Ended
                                        December 31,   December 31,   December 31,
                                            2005         2005 (1)         2005
                                        ------------   ------------   ------------
Net income                              $  9,752,061   $    344,253   $  9,407,808

Add:
     Depreciation and amortization           978,878         38,677        940,201
Less:
     Maintenance capital expenditures        747,430              -        747,430
Distributable Cash Flow                 $  9,983,509   $    382,930   $  9,600,579

(1) Represents the activity of Global Partners LP's predecessor companies from October 1st through October 3rd, 2005. Global Partners LP completed its initial public offering on October 4, 2005.

    About Global Partners LP

    Global Partners, a master limited partnership based in Waltham, Massachusetts, is one of the largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline, and residual oil and bunker fuel to wholesalers, retailers and commercial customers in New England. Global Partners, which completed its initial public offering in October 2005, was formed by affiliates of the Slifka family. Global Partners trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release may contain certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss future expectations for or contain projections of results of operations, financial condition or our ability to make distributions to unit holders or state other "forward-looking" information. Forward-looking statements are not guarantees of performance. Although the Partnership believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond our control, which may cause future results to be materially different from the results stated or implied in this document. Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained in Global Partners' filings with the Securities and Exchange Commission, including its prospectus as filed on September 29, 2005 pursuant to Rule 424(b) of the Securities Act of 1933. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, other than as required by law, and Global Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:
     Thomas A. McManmon Jr.           Edward J. Faneuil
     Executive Vice President and     Executive Vice President,
     Chief Financial Officer          General Counsel and Secretary
     Global Partners LP               Global Partners LP
     (781) 894-8800                   (781) 894-8800

       The financial statements and financial information presented below reflect the operations of Global Partners LP

                               GLOBAL PARTNERS LP
                             COMBINED BALANCE SHEETS

                                                December 31,     December 31,
                                                    2005             2004
                                                -------------    -------------
                                                 (Unaudited)
Assets

Total current assets                            $ 519,339,771    $ 345,525,073

Property and equipment, net                        21,975,029       22,630,437

Intangible assets, net                             10,602,603       12,225,407

Other assets                                        2,838,385       12,580,601

Total assets                                    $ 554,755,788    $ 392,961,518


Liabilities and partners' equity

Total current liabilities (excluding
 revolving line of credit)                      $ 290,612,995    $ 177,405,166

Revolving line of credit (current)                          -      139,900,000

Revolving line of credit (long term)              181,600,000                -
Other long-term liabilities                         6,234,294       52,493,943


Partners' Equity
Predecessor Partners' equity                                        23,162,409
Held by public
Common unitholders (5,635,000 units
 issued and outstanding at December
 31, 2005)                                        115,891,523
Held by general partner & affiliates
Common units (7,424 units issued and
 outstanding at December 31, 2005)                    (49,975)
Subordinated unitholders (5,642,424
 units issued and outstanding at
 December 31, 2005)                               (37,982,734)
General partner interest (2% interest
 with 230,303 equivalent units
 outstanding at December 31, 2005)                 (1,550,315)

Total Partners' Equity                             76,308,499       23,162,409

Total liabilities and partners' equity          $ 554,755,788    $ 392,961,518

                               GLOBAL PARTNERS LP
                        COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                 Three Months     Three Months
                                                    Ended            Ended
                                                 December 31,     December 31,
                                                      2005             2004
                                                --------------   --------------
Sales                                           $1,275,728,471   $1,006,064,274
Cost of sales                                    1,245,840,984      981,502,421
Gross profit                                        29,887,487       24,561,853

Selling, general and
    administrative expenses                         10,870,931       10,169,256
Operating expenses                                   5,080,910        5,337,287
Amortization expenses                                  405,701          405,701
Operating income                                    13,529,945        8,649,609

Interest expense                                     2,791,597        1,891,606
Other expense                                                -                -

Income before income tax expense                $   10,738,348   $    6,758,003
Income tax expense                                     986,287                0

Net income                                      $    9,752,061   $    6,758,003

                               GLOBAL PARTNERS LP
                        COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                Twelve Months    Twelve Months
                                                    Ended            Ended
                                                 December 31,     December 31,
                                                     2005             2004
                                                --------------   --------------
Sales                                           $4,045,857,606   $3,187,568,928
Cost of sales                                    3,954,140,647    3,111,696,974
Gross profit                                        91,716,959       75,871,954

Selling, general and
    administrative expenses                         40,297,704       33,429,589
Operating expenses                                  19,698,678       19,608,132
Amortization expenses                                1,622,804          824,734
Operating income                                    30,097,773       22,009,499

Interest expense                                     9,960,239        4,700,240
Other expense                                        1,049,969                -

Income before income tax expense                $   19,087,565   $   17,309,259
Income tax expense                                     986,287                -

        Net income                              $   18,101,278   $   17,309,259

SOURCE  Global Partners LP
    -0-                             02/28/2006
    /CONTACT: Thomas A. McManmon Jr., Executive Vice President and Chief Financial Officer, +1-781-894-8800, or Edward J. Faneuil, Executive Vice President, General Counsel and Secretary, +1-781-894-8800, both of Global Partners LP /
    /First Call Analyst: /
    /FCMN Contact: glp@investorrelations.com /
    /Web site: http://www.globalp.com /
    (GLP)